Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 13, 2013, is by and among JA Solar Holdings Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands with its registered office located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 and with headquarters located at No. 36, Jiang Chang San Road, Zhabei, Shanghai 200436, the People’s Republic of China (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.            The Company and each Buyer desire to enter into this transaction to purchase ordinary shares, $0.0001 par value per share, of the Company (including any share capital into which such ordinary shares may be changed or any share capital resulting from a reclassification of such ordinary shares, from time to time, collectively, the “Ordinary Shares”) and Warrants (as defined below) pursuant to a currently effective (i) shelf registration statement on Form F-3, as amended, which has at least $96,000,000 of unallocated securities, including Ordinary Shares and warrants registered thereunder (Registration Number 333-188895) (the “Registration Statement”) and (ii) a registration statement on Form F-6, as amended, which has at least 100,000,000 ADSs (as defined below) issuable upon deposit of Ordinary Shares (Registration No. 333-140009) (the “ADR Registration Statement”, and together with the Registration Statement, the “Registration Statements”), which Registration Statements have been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B.            The Ordinary Shares of the Company are, as of the date hereof, represented by American Depositary Shares (each, an “ADS”) each representing five (5) Ordinary Shares and evidenced by an American Depository Receipt (each, an “ADR”), pursuant to the Deposit Agreement, by and among the Company and the Bank of New York Mellon, as Depositary (the “Depositary”) and the owners and holders from time to time of the ADSs (as amended, the “Deposit Agreement”).

C.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms stated in this Agreement, (i) the aggregate number of Ordinary Shares evidenced by ADSs represented by ADRs (the “Purchased ADRs”) (which aggregate number of ADSs for all Buyers shall be 3,045,685 ADSs represented by ADRs, which evidence an aggregate of 15,228,425 Ordinary Shares (the “Purchased Shares”)), in each case, as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a warrant to initially acquire up to the aggregate number of Ordinary Shares as set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, in the form attached hereto as Exhibit A-1 (the “Series A-1 Warrant”, as exercised, the “Series A-1 Warrant Shares”), (iii) a warrant to initially acquire up to the aggregate number of Ordinary Shares as set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, in the form attached hereto as Exhibit A-2 (the “Series A-2 Warrant”, as exercised, the “Series A-2 Warrant Shares”), (iv) a warrant to initially acquire up to the aggregate number of Ordinary Shares as set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, in the form attached hereto as Exhibit A-3 (the “Series A-3 Warrant”, as exercised, the “Series A-3 Warrant Shares”) and (v) a warrant to initially acquire up to the aggregate number of Ordinary Shares as set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers, in the form attached hereto as Exhibit B (the “Series B Warrant”, as exercised, the “Series B Warrant Shares).

D.            The Series A-1 Warrant, Series A-2 Warrant and the Series A-3 Warrant are collectively referred to herein as the “Series A Warrants” and the Series A Warrants and the Series B Warrant are collectively referred to herein as the “Warrants”.  The Series A-1 Warrant Shares, Series A-2 Warrant Shares, Series A-3 Warrant Shares are collectively referred to herein as the “Series A Warrant Shares” and the Series A Warrant Shares and the Series B Warrant Shares are collectively referred to herein as the “Warrant Shares”.  The ADSs evidenced by ADRs evidencing the Warrant Shares are collectively referred to herein as the “Warrant Share ADRs” and the Purchased Share ADRs and the Warrant Share ADRs are collectively referred to herein as the “ADR Securities”.

E.            The Purchased Shares, the Warrants, the Warrant Shares and the ADR Securities are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.                                      PURCHASE AND SALE OF PURCHASED SHARES AND WARRANTS.

(a)           Purchased Shares and Warrants. The Company shall issue or cause to be issued and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), (i) the aggregate number of Purchased Share ADRs (evidencing such number of Purchased Shares), in each case, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a Series A-1 Warrant to initially acquire up to the aggregate number of Series A-1 Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (iii) a Series A-2 Warrant to initially acquire up to the aggregate number of Series A-2 Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iv) a Series A-3 Warrant to initially acquire up to the aggregate number of Series A-3 Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, and (v) a Series B Warrant to initially acquire up to the aggregate number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers.

(b)                                 Closing. The closing (the “Closing”) of the purchase of the Purchased Shares and the Warrants by the Buyers shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the third (3rd) Trading Day (as defined in the Warrants) after the date hereof (or such earlier date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands and the People’s Republic of China are authorized or required by law to remain closed.

(c)           Purchase Price. The aggregate purchase price for the Purchased Shares and the Warrants and the deposit for the ADR Reserve (as defined below and to the extent that new Ordinary Shares are to be allotted and issued for such ADR Reserve) to be purchased by each Buyer shall be the amount set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers (the “Purchase Price”).  The parties hereto acknowledge and agree that, notwithstanding the payment of the deposit for the ADR Reserve (to the extent that new Ordinary Shares are to be allotted and issued for such ADR Reserve) in accordance herewith, the Buyers are not purchasing any of the ADSs, ADRs or underlying Ordinary Shares in the ADR Reserve on the Closing Date and shall not be deemed to be a shareholder with respect thereto.

(d)           Payment of Purchase Price; Deliveries.  On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of the amounts withheld pursuant to Section 4(j)) to the Company for the Purchased Shares and the Warrants by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall (A) deposit the Purchased Shares and the Ordinary Shares with respect to the ADR Reserve with the Custodian (as defined below) for the Depositary, (B) deliver or cause to be delivered to each Buyer, such aggregate number of Purchased Share ADRs as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, (C) deliver to each Buyer (I) a Series A-1 Warrant to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (II) a Series A-2 Warrant to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, (III) a Series A-3 Warrant to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, and (IV) a Series B Warrant to initially acquire up to the aggregate number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee, (D) establish the ADR Reserve with the Depositary in accordance with Section 5(d) below and the Irrevocable Depositary Instructions, (E) deliver to each such Buyer the other documents, instruments and certificates set forth in Section 6(a) duly executed on behalf of the Company and (F) deliver or cause to be delivered to the Placement Agent (as defined below) the opinions and letters set forth in Section 6(b).

2.                                      BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)           Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational or constitutional documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)           Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer.  “Short Sales” means (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares or ADSs) and (ii) any other transaction that would have the effect, directly or indirectly, of establishing a “short position” with respect to the Ordinary Shares or ADRs, including, without limitation, derivative transactions such as cash-settled total return swap and option transactions.

(e)           No Brokers and Finders. Other than the Placement Agent, such Buyer has not been contacted by or is not a party to any agreement, arrangement or understanding pursuant to which, as a result of the transactions contemplated by this Agreement, any Person will have any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities.  No Buyer is (i) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its subsidiaries or (ii) to its knowledge, a “beneficial owner” of more than 10% of the Ordinary Shares or the ADRs (as defined for purposes of Rule 13d-3 of the 1934 Act).

(g)           Experience.  (i) Such Buyer is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares and the Warrants, including, without limitation, investments in securities issued by the Company and comparable entities, and such Buyer has undertaken an independent analysis of the merits and the risks of an investment in the Purchased Shares and the Warrants, based on such Buyer’s own financial circumstances; (ii) such Buyer has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Purchased Shares and the Warrants and to ask questions of, and receive answers from, the Company concerning such information; (iii) such Buyer is acquiring the number of the Purchased Shares and the Warrants set forth on the Schedule of Buyers hereto in the ordinary course of its business and for its own account and with no present intention of distributing any of the Purchased Shares and the Warrants or any arrangement or understanding with any other Persons regarding the distribution of the Purchased Shares and the Warrants (this representation and warranty not limiting such Buyer’s right to resell the Purchased Shares and the Warrants in compliance with the Securities Act and the Rules and Regulations), (iv) such Buyer has, in connection with its decision to purchase the number of the Purchased Shares and the Warrants set forth in the Schedule of Buyers, relied solely upon the SEC Documents (as defined below), and the representations and warranties of the Company contained herein, and such Buyer has not relied on the Placement Agent in negotiating the terms of its investment in the Purchased Shares and the Warrants and, in making a decision to purchase the Purchased Shares and the Warrants, and such Buyer has not received or relied on any communication, investment advice or recommendation from the Placement Agent; (v) such Buyer has had an opportunity to discuss this investment with representatives of the Company and ask questions of them but has not relied on any communication or recommendation from any representative of the Company and (vi) such Buyer is an institutional investor that is an “institutional accredited investor” (an “Accredited Investor”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, as modified by the Dodd Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material

Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.  Other than the Persons (as defined below) set forth in the SEC Documents (as defined below) as Subsidiaries of the Company, the Company has no Subsidiaries. “Subsidiaries” means any (A) the subsidiaries of the Company as set forth on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 or (B) any other Person that is a “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act) of the Company.

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, and the availability for issuance pursuant to the ADR Registration Statement and issuance of the ADR Securities) have been duly authorized by the Company’s board of directors and (other than (i) the filing of a home country practice letter with respect to the ADR Securities with the Principal Market (as defined below), (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), and (iii) the filing of a registration statement for issuance of Ordinary Shares upon exercise of the Series B Warrant and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governing body.  This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  “Transaction Documents” means, collectively, this Agreement, the Warrants, the Irrevocable Registrar Service Provider Instructions (as defined below), the Irrevocable Depositary Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities; Registration Statement. The issuance of the Purchased Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized share capital (or, with respect to any ADR Securities, availability under the ADR Registration Statement) not less than the sum of (i) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (ii) the maximum number of ADR Securities representing the Warrant Shares referred to in clause (i) above.  The Company shall instruct the Depositary to establish the ADR Reserve (as defined below) in accordance with Section 5(d) hereof in order to maintain the maximum number of ADR Securities representing the Warrant Shares referred to in clause (i) above, subject to payment for the underlying Ordinary Shares at par value by the Buyer to the extent that new Ordinary Shares will be allotted and issued for such ADR Reserve. The issuance of the Warrant Shares is duly authorized, and upon issuance in accordance herewith or pursuant to the applicable Warrants, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares.  Upon due issuance by the Depositary of the ADR Securities against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADR Securities will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADR Securities shall conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Prospectus Supplement.  The issuance by the Company of the Securities (other than the Series B Warrant Shares) has been registered under the 1933 Act, the Securities (other than the Series B Warrant Shares) are being issued pursuant to the Registration Statement.  The Registration Statement is effective and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities (other than the Series B Warrant Shares) thereunder and as contemplated by this Agreement and the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company meets all of the requirements for the use of Form F-3 under the 1933 Act for the primary offering and sale of the Securities (other than the Series B Warrant Shares) contemplated by this Agreement and the other Transaction Documents.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Securities, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the 1933 Act).  Other than any free writing prospectus delivered prior to July 22, 2013 setting forth preliminary terms of the Securities, the Company (i) has not distributed any offering material in connection with the offer or sale of any of the Securities and (ii) until no Buyer holds any of the Securities, shall not distribute any offering material in connection with the offer or sale of any of the Securities to, or by, any of the Buyers (if required), in each case, other than the Registration Statement, the Prospectus or the Prospectus Supplement.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, (I) the reservation for issuance of the Warrant Shares, (III) the deposit of any Ordinary Shares represented by the Purchased Shares and/or the Warrant Shares, respectively, with the Custodian for the Depositary, (IV) the issuance and reservation for issuance of any of the ADR Securities and (V) the listing of the ADR Securities on The Nasdaq Global Select Market (the “Principal Market”)) will not (i) result in a violation of the Second Amended and Restated Memorandum of Association and Third Amended and Restated Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”) or other organizational or constitutional documents  of the Company or any of its Subsidiaries or any share capital of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable federal and provincial laws, rules and regulations of the Cayman Islands and/or The People’s Republic of China) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Except for notice to and approval from the Principal Market with respect to the issuance, sale and listing of the Securities and the filing of a registration statement for issuance of Ordinary Shares upon exercise of the Series B Warrant, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the Prospectus Supplement, this Agreement and other Transaction Documents, and any other filings as may be required by any state securities agencies), any court, Governmental Entity (as defined below) or other regulatory or self-regulatory agency, organization or body or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof except where the lack of any such consent, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents except as would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the ADSs or the Ordinary Shares in the foreseeable future.  As used herein, “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and, to the knowledge of the Company, that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Ordinary Shares or the ADSs (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)           Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than Barclays Capital, Inc. (the “Placement Agent”), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)           No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)            Dilutive Effect.  The Company understands and acknowledges that the number of ADR Securities and Warrant Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants are, in each case, absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)            Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any and to the extent permissible under and subject to compliance with the laws of the Cayman Islands, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association or other organizational or constitutional documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or ADSs or a change in control of the Company or any of its Subsidiaries.

(k)           SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Buyers or their respective representatives.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not reasonably expected to be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with the generally accepted accounting principles and the rules and regulations of the SEC.  The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l)                                     Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as disclosed in the SEC Documents filed subsequent to such Form 20-F, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as disclosed in the SEC Documents filed subsequent thereto, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures that is outside the ordinary course of business, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)                             No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Ordinary Shares or ADSs and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)                                 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Association, any certificate of designation, preferences or rights of any other outstanding series of preferred shares of the Company or any of its Subsidiaries or their organizational charter, certificate of formation or memorandum and articles of association, certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the ADSs by the Principal Market in the foreseeable future. Since January 1, 2011, (i) the ADSs have been listed or designated for quotation on the Principal Market, (ii) trading in the ADSs has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the ADSs from the Principal Market except those disclosed in the SEC Documents or press releases. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)                                 Foreign Corrupt Practices.  Neither the Company, the Company’s Subsidiary or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated in any material respect the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of:

(1)                                 (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(2)                                 assisting the Company or its Subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiary.

(p)                                 Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)                                 Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee has a substantial interest or is an employee, officer, director, trustee or partner, that would be required to be disclosed in the SEC Documents.

(r)                                    Equity Capitalization.  As of the date hereof, the authorized share capital of the Company consists of 500,000,000 Ordinary Shares. The issued share capital is (i) 201,046,807 Ordinary Shares, and (ii) for the purpose of future share option exercise, of which  453,700 Ordinary Shares were issued to and held by the depositary.  All outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable. (i) Except as set forth in the SEC Documents, none of the Company’s or any Subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered by the Company or any Subsidiary; (ii) except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) except as set forth in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities (including ADSs) under the 1933 Act (except pursuant to this Agreement); (v) except as set forth in the SEC Documents, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) neither the Company nor any Subsidiary has any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement; and (viii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Articles of Association, and the terms of all Convertible Securities into, or exercisable or exchangeable for, Ordinary Shares or ADSs.

(s)                                   Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as set forth in the SEC Documents, has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations represented by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent

Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, any Governmental Entity or other self-regulatory organization or body, any other entity and a government or any department or agency thereof.

(t)                                    Absence of Litigation. Except as set forth in the SEC Documents and to the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Entity or other self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. To the knowledge of the Company, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or, to the knowledge of the Company, any current or former director or officer of the Company or any of its Subsidiaries.

(u)                                 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)                                 Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is as of the date hereof expected by the Company to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that could reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)                               Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have land use rights as permitted under the law of the People’s Republic of China with respect to all real property held in the People’s republic of China controlled by them and have good and marketable title to all other real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x)                                 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted except the failure to own or possess such rights or licenses would not reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights (which are necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted) have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement except as would not reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others except as would not reasonably be expected to result in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights except as would not reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings except as would not reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property Rights.

(y)                                 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse

Effect.  “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)                                  Subsidiary Rights. Subject to the regulatory restrictions and restrictions contained in certain project loan agreements which are disclosed in the Form 20-F, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary to the extent that such capital securities are out of accumulated profits as determined in accordance with accounting standards and regulations in the People’s Republic of China, provided that the Subsidiaries in the People’s Republic of China are required to set aside at least 10% of their after-tax profits to their general reserves until the accumulative amount of such reserves reach 50% of their respective registered capital. All dividends declared by a Subsidiary in the People’s Republic of China subject to the above-mentioned regulatory restrictions may under the current laws and regulations of the People’s Republic of China be freely transferred out of the People’s Republic of China and may be paid in United States dollars, subject to a 10% withholding tax or a reduced tax in case there is a tax treaty between the People’s Republic of China and the jurisdiction in which the overseas parent company is incorporated and the successful completion of People’s Republic of China formalities required for such remittance.

(aa)                          Tax Status.  The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to do any of items (i), (ii) or (iii) would not reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(bb)                          Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii)

access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the past two years, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)                            Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed.

(dd)                          Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(ee)                            Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that, subject to Section 4(t) below, (i) following the public disclosure of the transactions contemplated by the Transaction Documents after the date of this Agreement, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares or ADRs which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that, subject to Section 4(t) below, following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the 6-K Filing (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, subject to

Section 4(t) below, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)                              Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(gg)                            U.S. Real Property Holding Corporation. The Company neither is, nor has been within the five (5) years preceding the date hereof, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer’s request.

(hh)                          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii)                                  Public Utility Holding Act.  None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(jj)                                Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(kk)                          Illegal or Unauthorized Payments; Political Contributions.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll)                                  Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm)                  Management.  During the past two year period, to the knowledge of the Company, no current officer or director of the Company has been the subject of:

(i)                                     a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)                                  a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)                               any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)                                 Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)                                 Engaging in any type of business practice; or

(3)                                 Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)                              any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)                                 a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)          a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn)         Registration Rights.  No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(oo)         Disclosure. Except as set forth in the Registration Statement, the Prospectus, any Supplemental Prospectus or the 6-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.                                      COVENANTS.

(a)           Maintenance of Registration Statement  For so long as any of the Series A Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement (or a successor registration statement on an appropriate form) for the issuance thereunder of the Series A Warrant Shares, provided that if at any time while the Series A Warrants are outstanding the Company shall be ineligible to utilize Form F-3 (or any successor form) for the purpose of issuance of the Series A Warrant Shares, the Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement (or a successor registration statement on an appropriate form) for this purpose.  If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Series A Warrant Shares or any prospectus contained therein is not available for use, the Company shall immediately notify the holders of the Series A Warrants in writing that the Registration Statement (or a successor registration statement on an appropriate form)  is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify such holders when the Registration Statement (or a successor registration statement on an appropriate form) is effective again and available for the issuance of the Series A Warrant Shares or such prospectus is again available for use.  If at any time a registration statement on Form F-6 is not available for the issuance of all or any part of the ADRs required to be issued (or reserved for issuance) pursuant to the Warrants or this Agreement, the Company shall promptly amend the Company’s existing registration statement on Form F-6 (or, at the Company’s option, file a new registration statement on Form F-6) as may be necessary to maintain the effectiveness (or to establish the effectiveness) of a registration Statement on Form F-6 for this purpose.  Notwithstanding anything herein to the contrary, the Company shall not file a registration statement registering the resale of any of the Securities in a secondary offering by any Buyer without the prior written consent of such Buyer.

(b)           Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses

(i)            Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement that relates to the Buyer, this Agreement or the transactions contemplated hereby or thereby or file with the SEC any Prospectus Supplement that relates to the Buyer, this Agreement or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given reasonable consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer and the Company shall expeditiously furnish to the Buyer an electronic copy thereof.  In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered in connection with any acquisition or sale of Securities by the Buyer, the Company shall promptly deliver or make available to the Buyer any Prospectus Supplement with respect to the Securities, together with the Prospectus.

(ii)           The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act (a “Free Writing Prospectus”) that was or will be required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act.  The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act.  Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.”  The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and record keeping.

(c)           Prospectus Delivery.  Immediately prior to execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, a Prospectus Supplement with respect to the Securities (other than the Series B Warrant Shares) to be issued on the Closing Date, as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder.  If prior to the Closing Date, any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Permitted Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 4(b) above, file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Buyer an electronic copy thereof

(d)           Stop Orders.  The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities (other than the Series B Warrant Shares) for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Permitted Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other law or (iv) if at any time following the date hereof the Registration Statement (other than the registration statement filed in connection with the issuance of Ordinary Shares upon exercise of the Series B Warrant) is not effective or is not otherwise available for the issuance of the Securities or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, becomes effective and available for the issuance of the Securities.  The Company may not issue any Forced Exercise Notice (as defined in the Series A Warrants) during the continuation of any of the foregoing events.  If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

(e)           Blue Sky.  If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this

Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers, provided that the Company shall not be required to make any filing or registration that would submit it to tax or service of process in any jurisdiction in which it is not otherwise subject to.

(f)            Reporting Status.  Until the date on which no Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g)           Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, but not for the (x) except as set forth on Schedule 4(g) attached hereto, the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (y) redemption or repurchase of any securities of the Company or any of its Subsidiaries or (z) the settlement of any outstanding litigation.

(h)           Financial Information. The Company agrees to send the following to each holder of Warrants (an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public on the Internet or through the EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Report of Foreign Private Issuer on Form 6-K and any registration statements (other than on Form S-8) or amendments, in each case that are filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(i)            Listing; Transfer Taxes. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the ADR Securities upon each national securities exchange and automated quotation system, if any, upon which the ADSs are then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the Closing Date) and shall maintain such listing or designation for quotation (as the case may be) of all the ADSs from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the ADSs’ listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market or the Nasdaq Global Market (each, an “Eligible Market”).  Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the ADSs on an Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i).  On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(j)            Fees. The Company shall reimburse Capital Ventures International (“CVI”) for all reasonable documented out of pocket costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees and disbursements of Greenberg Traurig, LLP and Maples and Calder, any other reasonable fees and expenses in connection with the structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith), which amount shall not exceed $200,000, less US$50,000 that was previously advanced to CVI by the Company (the “Expense Amount”), and shall be withheld by CVI from its Purchase Price at any Closing or paid by the Company upon termination of this Agreement on demand by CVI and/or Greenberg Traurig, LLP and/or Maples and Calder so long as such termination did not occur as a result of a material breach by CVI of any of its obligations hereunder (as the case may be).   Subject to the limitation set forth in the immediately preceding sentence, if the amount so withheld at the Closing by CVI was less than the amount actually incurred by CVI and/or Greenberg Traurig, LLP and/or Maples and Calder, as applicable, in connection with the transactions contemplated by the Transaction Documents and entitled to reimbursement from the Company in accordance herewith or any other Transaction Document, the Company shall promptly reimburse CVI and/or Greenberg Traurig, LLP and/or Maples and Calder, as applicable, on demand for such amount not so reimbursed by the Company on the date hereof or through such withholding at a Closing, up to the Expense Amount  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, fees of the Registrar Service Provider, fees of the Depositary (including, without limitation, any fees and expenses related to the deposit of the Purchased Shares and/or Warrant Shares or the issuance of the ADR Securities in accordance with the terms of the Transaction Documents, the Warrants, the Deposit Agreement and/or the Securities), fees of the Depository Trust Company (“DTC”) or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(k)           Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged, charged or mortgaged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge, charge or mortgage of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge, charge or mortgage of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledge, chargee or mortgagee of the Securities may reasonably request in connection with a pledge, charge or mortgage of the Securities to such pledge, charge or mortgagee by an Investor.

(l)            Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, (x) on or prior to the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents and (y) on or prior to the first trading day following the date of this Agreement, file a Report of Foreign Private Issuer on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Warrants) (including all attachments, the “6-K Filing”). From and after the first trading day following the date of this Agreement, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Buyer. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information, with two Business Days’ prior written notice to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing (other than the 6-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer has had, and no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality to the Company or any of its Subsidiaries with respect to any information regarding the Company or any of its Subsidiaries.

(m)          Additional Issuance of Securities.

(i)            The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the ten (10) month anniversary of the Closing Date (collectively, the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Ordinary Shares, any ADSs, any preferred shares or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(m) shall not apply in respect of (i) the issuance of (A) Ordinary Shares or ADSs or standard options to purchase Ordinary Shares or ADSs to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below); (B) Ordinary Shares or ADSs issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Ordinary Shares or ADSs issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADSs issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares or ADSs issued pursuant to an Approved Share Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADSs issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Purchased Shares, (D) the Warrant Shares and (E) the ADR Securities (each of the foregoing in clauses (A) through (E), collectively the “Excluded Securities”).  “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares or ADSs and standard options to purchase Ordinary Shares or ADSs may be issued to any employee, officer or director for services provided to the Company or any of its Subsidiaries in their capacity as such. “Convertible Securities” means any share capital or other security of the Company or any of its Subsidiaries that is, or may become, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company (including, without limitation, Ordinary Shares or ADSs) or any of its Subsidiaries.

(ii)           The Company shall not file any registration statement under the 1933 Act during the Restricted Period unless such registration statement is a registration statement on Form S-8, F-4 or F-6 or a registration statement solely with respect to the issuance or resale of any of the Securities.

(n)           Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved from its duly authorized share capital (or, with respect to any ADR Securities, availability under the ADR Registration Statement) for the purpose of issuance, no less than the sum of (i) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) not yet issued and (ii) the maximum number of ADR Securities issuable as evidence of the Warrant Shares in clause (i) above.

(o)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(p)           Variable Rate Transaction. Until none of the Warrants are outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities with (A) a conversion, exercise or exchange rate or other similar price for determining the number of Ordinary Shares or ADRs deliverable upon conversion, exercise or exchange that is based upon and/or varies with the trading prices of, or quotations for, the Ordinary Shares or the ADSs at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or the ADSs, other than (a) pursuant to a customary “weighted average” or other customary anti-dilution provision or (b) pursuant to a customary “change of control” or similar share make-whole provision, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering” ) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(q)           Dilutive Issuances.  For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any ADSs or Ordinary Shares in excess of that number of shares of ADSs or Ordinary Shares which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(r)            Corporate Existence. So long as any Buyer owns any Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(s)            Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Investors in order to exercise the Warrants and to effect the delivery to such Investor of the related ADR Securities in connection therewith.  No legal opinion, other information or instructions shall be required of the Investors to exercise their Warrants or effect the delivery to such Investor of the related ADR Securities in connection therewith.  The Company shall honor exercises of the Warrants and shall deliver the ADR Securities with respect to the applicable Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

(t)                                    Trading in Common Stock.

(i)            Each Buyer hereby agrees, severally and not jointly, for so long as such Buyer owns any Series A Warrants, such Buyer shall not maintain a Net Short Position (as defined below).  For purposes hereof, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of ADSs or Ordinary Shares that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Buyer has no equivalent offsetting long position in the ADSs or Ordinary Shares (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the 1934 Act). For purposes of determining whether a Buyer has an equivalent offsetting long position in ADSs or Ordinary Shares, all ADSs and Ordinary Shares (A) that are owned by such Buyer, or (B) that may be issued pursuant to the terms of the Warrants issuable to such Buyer on the Closing Date or, after the Closing Date, then held by such Buyer and that are then exercisable (without regard to any limitations on exercise set forth in Section 1(f) of any of the Warrants).

(ii)           Each Buyer hereby agrees, severally and not jointly, for so long as such Buyer owns any Series A Warrants, such Buyer shall not (each of the following periods, a “Trading Restricted Period”):

(1)           During the twenty (20) Trading Day period prior to and after (x) the last Trading Day of any Reset Exercise Eligibility Period (as defined in the Series A Warrants) and (y) any Forced Exercise Date (as defined in the Series A Warrants), sell, directly or indirectly (including, without limitation, through derivative transactions such as cash-settled total return swaps and options), ADR Securities (or such underlying Ordinary Shares) of the Company upon any Trading Day during such period in an amount, in the aggregate, exceeding the greatest of (A) 12.5% of the quotient of (I) the sum of the composite aggregate ADR trading volume as reported on Bloomberg (as defined in the Warrants) of the ADSs for each of the five Trading Days immediately preceding the time of each sale of securities during such Trading Day, divided by (II) five (5) and (B) 12.5% of the composite aggregate share trading volume as reported on Bloomberg of the ADSs measured at the time of each sale of securities during such Trading Day.

(2)           Notwithstanding anything in Section 4(t)(ii)(1) to the contrary, during the twenty (20) Trading Day period prior to nine (9) month anniversary of the Closing Date, sell, directly or indirectly (including, without limitation, through derivative transactions such as cash-settled total return swaps and options), ADR Securities (or such underlying Ordinary Shares) of the Company upon any Trading Day during such period in an amount, in the aggregate, exceeding the greatest of (A) 5% of the quotient of (I) the sum of the composite aggregate ADR trading volume as reported on Bloomberg of the ADSs for each of the five Trading Days immediately preceding the time of each sale of securities during such Trading Day, divided by (II) five (5) and (B) 5% of the composite aggregate share trading volume as reported on Bloomberg of the ADRs measured at the time of each sale of securities during such Trading Day.

(iii)          During any Trading Restricted Period and except with the prior written consent of the Buyer, neither the Company or any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ officers or directors shall, directly or indirectly, (w) engage in any purchases of Ordinary Shares or ADSs or Convertible Securities (otherwise pursuant to any redemption or put/call right granted in accordance with the terms of issue of any such securities), (x) take any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries, (y) sell, bid for, purchase, or pay any compensation for soliciting purchases of any Ordinary Shares or ADSs, or (z) pay or agree to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(u)           Closing Documents.  Within six (6) weeks after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Greenberg Traurig, LLP and Maples and Calder executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 6 hereof.

5.                                      REGISTER; TRANSFER AGENT INSTRUCTIONS; DEPOSITARY INSTRUCTIONS; LEGEND.

(a)           Register. The Company shall maintain at its registered office (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register of holders for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Registrar Service Provider Instructions. The Company shall issue irrevocable (unless revocation is required to comply with applicable laws) instructions to the Registrar Service Provider in the form previously provided to the Company (the “Irrevocable Registrar Service Provider Instructions”) to deposit shares with The Hongkong and Shanghai Banking Corporation Limited, the custodian for the Depositary (or any successor custodian thereto, the “Custodian”), as applicable, for the Purchased Shares and the Warrant Shares, respectively, in such amounts as specified from time to time by each Buyer to the Company in connection with the delivery of the Purchased Shares at or prior to the Closing and upon exercise of the Warrants (as the case may be).  The Company represents and warrants that no instruction other than the Irrevocable Registrar Service Provider Instructions referred to in this Section 5(b) will be given by the Company to the Registrar Service Provider with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company.  If a Buyer effects a sale, assignment or transfer of the Purchased Shares or Warrant Shares (other than any sale, assignment or transfer of ADR Securities with respect thereto), the Company shall, to the extent permitted by applicable law, permit the transfer and shall promptly instruct the Registrar Service Provider to deposit shares with the Custodian as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  The Company shall, to the extent permitted by applicable law, use reasonably best effort to cause its counsel to issue the legal opinion referred to in the Irrevocable Registrar Service Provider Instructions to the Registrar Service Provider to the extent reasonably required or requested by the Registrar Service Provider in connection with the transfer of Warrant Shares.  Any fees (with respect to the Registrar Service Provider, counsel to the Company or otherwise) associated with such deposit or the issuance of such opinion shall be borne by the Company.

(c)           Depositary Instructions.  At or prior to the Closing in connection with the delivery of the Purchased Shares, upon exercise of the Warrants and to satisfy such delivery obligations of the Company from the ADR Reserve (as defined below) in accordance with Section 5(d) below, the Company shall issue irrevocable instructions to the Depositary in the form previously provided to the Company (the “Irrevocable Depositary Instructions”) to issue ADR certificates or credit ADSs to the applicable balance accounts at DTC, as applicable, registered in the name of each Buyer or its respective nominee(s), for the ADR Securities in such amounts as specified from time to time by each Buyer to the Company.  If a Buyer effects a sale, assignment or transfer of the ADR Securities, the Company shall, to the extent permitted by applicable law, permit the transfer and shall promptly instruct the Depositary to issue one or more ADR certificates or credit ADRs to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(c), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  The Company shall use reasonable best efforts to cause its counsel to issue the legal opinion referred to in the Irrevocable Depositary Instructions to the Depositary to the extent required or requested by the Depositary. Any fees (with respect to the Depositary, counsel to the Company or otherwise) associated with the issuance of any ADSs or the issuance of such opinion shall be borne by the Company.

(d)           ADR Reserve.  So long as any Warrants remain outstanding, the Company shall keep at least (i) if on or prior to the date no Series A Warrants remain outstanding, 2.5 million Ordinary Shares or (ii) if after the date no Series A Warrants remains outstanding, 1.5 million Ordinary Shares, in each case, which shall be treated as if they are treasury shares (and subject to payment therefor at par by the Buyer to the extent that new Ordinary Shares are to be allotted and issued, which amount shall be included in the Purchase Price hereunder (the “ADR Reserve

Purchase Price”), on deposit with the Custodian and instruct the Depositary to issue ADSs in the name of the Company and to hold such ADSs in book-entry form on its books (the “ADR Reserve”).  If the Company fails to deliver or cause to be delivered ADR Securities to any Buyer by the applicable Share Delivery Deadline (as defined in the applicable Warrant), the Company shall instruct the Depositary to register ADSs held in the ADR Reserve in the name of the applicable Investor and to deliver such ADSs to such Investor on such Share Delivery Deadline to satisfy the applicable Exercise Notice (an “ADR Reserve Withdrawal”); provided, that in the event the Company receives an Exercise Notice from more than one Investor for the same date and the ADR Reserve is sufficient to exercise some, but not all of such Warrants submitted for exercise, the Company shall instruct the Depositary deliver to each Investor electing to have Warrants exercised, as applicable, on such date a pro rata amount of ADSs based on the number of ADSs to be otherwise issued in such exercise to such Investor relative to the aggregate number of ADRs to be otherwise issued by all Investors on such date.  Upon any ADR Reserve Withdrawal, subject to any person other than the Company paying for the relevant new Ordinary Shares to be allotted and issued for the replenishment at not less than the par value of such shares, the Company shall take all actions reasonably necessary to replenish the ADR Reserve in accordance herewith as soon as commercially practicable, but in no event later than the fifth (5th) Trading Day after such ADR Reserve Withdrawal.

(e)           Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

6.                                      ADDITIONAL CLOSING DELIVERIES OF THE COMPANY.

(a)           Deliveries. The Company shall deliver to each Buyer on the Closing Date each of the following:

(i)            A copy of the Irrevocable Registrar Service Provider Instructions, in a form reasonably acceptable to the Buyers and the Company, that have been delivered to and acknowledged in writing by the Registrar Service Provider.

(ii)           A copy of the Irrevocable Depositary Instructions, in a form reasonably acceptable to the Buyers and the Company, that have been delivered to and acknowledged in writing by the Depositary.

(iii)          A Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands as of a date within ten (10) days of the Closing Date.

(iv)          A certified copy of the Memorandum and Articles of Association as certified by the registered office of the Company within two (2) days of the Closing Date.

(v)           A certificate, in the form previously provided to the Company, duly executed by any director of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, and (ii) the Memorandum and Articles of Association as in effect at the Closing.

(vi)          A letter from the Registrar Service Provider, including a copy of the register of members of the Company, certifying the number of Ordinary Shares issued and outstanding on the Closing Date immediately prior to the Closing.

(vii)         A letter from the Depositary certifying the number of ADSs outstanding on the Closing Date immediately prior to the Closing.

(viii)        A FCPA questionnaire, in the form previously provided to the Company, duly executed by the Company, in the form acceptable to such Buyer

(ix)          Such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b)           Deliveries. The Company shall cause to be delivered to the Placement Agent on the Closing Date each of the following:

(i)            The opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, the Company’s U.S. counsel, dated as of the Closing Date, in a form reasonably acceptable to the Placement Agent.

(ii)           The opinion of Tian Yuan Law Firm, the Company’s PRC counsel, dated as of the Closing Date, in a form reasonably acceptable to the Placement Agent.

(iii)          The opinion of Conyers Dill & Pearman (Cayman) Limited, the Company’s Cayman Island counsel, dated as of the Closing Date, in a form reasonably acceptable to the Placement Agent.

(iv)          The comfort letter of PricewaterhouseCoopers, LLP, in a form reasonably acceptable to the Placement Agent.

7.                                      TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days after the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased Shares and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(j) above.  Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.                                      MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby appoints JA Solar USA Inc., with offices at 2570 North First Street, Suite 360, San Jose, CA 95131, as its agent for service of process in New York.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands.  The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement will be honored by competent courts in the People’s Republic of China, subject to compliance with relevant People’s Republic of China civil procedural requirements.  The Company or any of their respective properties, assets or revenues does not have any right of immunity under Cayman Islands, the People’s Republic of China or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands and the People’s Republic of China, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability; Usury. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)           Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Buyers.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); and (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

JA Solar Holdings Co., Ltd.
No. 36, Jiang Chang San Road
Zhabei, Shanghai 200436,
the People’s Republic of China
Telephone: +86 (21) 6095-5999
Facsimile: +86 (21) 6095-5727
E-mail:
Attention: Mr. Min Cao

With a copy (for informational purposes only) to:

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, Tower 2, China World Trade Center
No. 1, Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Telephone: +86(10) 6535-5500
Facsimile: +86(10) 6535-5577
E-mail:
Attention: Peter X. Huang

If to the Registrar Service Provider:

Codan Trust Company (Cayman) Limited
2901 One Exchange Square
8 Connaught Place
Central, Hong Kong
Telephone: +852 2842 9512
E-mail: frisanna.tang@conyersdill.com
Attention: Ms. Frisanna Tang

If to the Depositary:

BNY Mellon Depositary Receipts
101 Barclay Street, 22 West
New York, NY 10286
Telephone: + 001 (212) 815 2476
E-mail: zhuo.wang@bnymellon.com
Attention: Ms. Joanne Wang - NY

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Telephone: (212) 801-9200
Facsimile: (212) 805-9222
E-mail: adelsteinm@gtlaw.com
Attention: Michael A. Adelstein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Greenberg Traurig, LLP shall only be provided copies of notices sent to CVI.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.  A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by email in accordance with clause (iii) above

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). Provided a Buyer provides the Company with prior written notice thereof, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 8(k).

(i)            Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.

(i)            In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Buyer pursuant to Section 4(l), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)          The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares, ADSs and any other numbers in this Agreement that relate to the Ordinary Shares or ADSs shall be automatically adjusted for share splits, share dividends, share combinations, recapitalizations and other similar transactions that occur with respect to the Ordinary Shares or ADSs, as applicable, after the date of this Agreement.

(m)          Remedies.  Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction

Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)                                 Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)                                 Payment Set Aside; Currency.  To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the H.10 statistical release of the Federal Reserve Board on the relevant date of calculation.

(p)                                 Judgment Currency.

(i)                                     If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 8(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)                                 the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)                                 the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 8(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)                                  If in the case of any proceeding in the court of any jurisdiction referred to in Section 8(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)                               Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(q)                                 Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that as of the date hereof, the only Buyer shall be CVI.

(r)                                    Taxes.

(i)                                     Without limiting any other provision of this Agreement, any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively referred to as “Taxes”) unless the Company is required to withhold or deduct any amounts for, or on account of Taxes pursuant to any applicable law. If the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Buyer, (i) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the “make-whole amount”) to ensure that after making all required deductions (including deductions applicable to the make-whole amount) such Buyer would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the relevant governmental authority within the time required.  Upon the request of the Company, such Buyer shall provide the Company with such duly completed and executed forms or certificates prescribed by law as a basis for claiming an exemption from, or a reduction of, any Taxes imposed on payments made hereunder.

(ii)                                  In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Agreement (“Other Taxes”).

(iii)                               The Company shall deliver to each Buyer official receipts, if any, in respect of any Taxes and Other Taxes payable hereunder promptly after payment of such Taxes and Other Taxes or other evidence of payment reasonably acceptable to each such Buyer.

(iv)                              If the Company fails to pay any amounts in accordance with this Section 8(r), the Company shall indemnify each Buyer within ten (10) calendar days after written demand therefor, for the full amount of any Taxes or Other Taxes, plus any related interest or penalties, that are paid by the applicable Buyer to the relevant governmental authority or other relevant governmental authority as a result of such failure.

(v)                                 The obligations of the Company under this Section 8(r) shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

JA SOLAR HOLDINGS CO., LTD.

By:	/s/ Min Cao
Name: Min Cao
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

CAPITAL VENTURES INTERNATIONAL
by Heights Capital Management its authorized agent

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager